UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

SEVCON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-9789	04-2985631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Northboro Road Southborough, MA		01772
(Address of principal executive offices)		(Zip Code)

(508) 281-5510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 22, 2017, Louis Scarantino filed a purported stockholder class action lawsuit against the Company and its directors and BorgWarner Inc. and one of its subsidiaries in the U.S. District Court for the District of Massachusetts. In the case, captioned Louis Scarantino v. Sevcon, Inc., et al., Case No. 1:17-cv-11580, plaintiff alleges that the Company’s preliminary proxy statement filed on August 8, 2017, which concerns the proposed acquisition of the Company by BorgWarner Inc., omits or misrepresents material information with respect to certain financial data and analyses underlying Rothschild Inc.’s opinion, the possible terms of any nondisclosure agreements that may have been entered into by the Company with certain other parties, and purported conflicts of interest on the part of the Company’s officers and directors and Rothschild Inc. Plaintiff asserts claims under the federal securities laws and seeks, among other things, to enjoin the acquisition or, in the alternative, rescission or rescissory damages if the acquisition closes.

The outcome of this lawsuit cannot be predicted with certainty. However, the Company believes that it is without merit. If additional similar complaints are filed, the Company will not necessarily announce such additional filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVCON, INC.

Dated: August 24, 2017	By:	/s/ Matt Boyle
Matt Boyle
Chief Executive Officer

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